Exhibit 10.9

EXECUTIVE EMPLOYMENT AGREEMENT

This EXECUTIVE EMPLOYMENT AGREEMENT (the “Agreement”) is entered into as of March 1, 2025 (the “Effective Date”) by and between Koei US, Inc., a Texas corporation (the “Corporation”) and Robert Wagner (the “Executive”).

RECITALS

WHEREAS, the Corporation was initially formed as Nufika LLC, a Texas limited liability company, on January 3, 2023;

WHEREAS, in connection with the proposed investment of Daringate Co., Ltd., the Corporation converted from a Texas limited liability company to a Texas corporation as of 12:01 a.m. on March 1, 2025; and

WHEREAS, the Executive has been serving as the Chief Executive Officer (“CEO”) and Principal Engineer of Nufika, and both the Corporation and the Executive wish to formalize the continuation of his leadership role within the Corporation.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the Corporation and the Executive agree as follows:

1.	EMPLOYMENT

The Corporation hereby agrees to employ the Executive and the Executive hereby accepts such employment, on the terms and conditions hereinafter set forth (the “Employment”).

2.	TERM

Subject to the terms and conditions of the Agreement, the Executive shall serve as CEO and Principal Engineer of the Corporation. The Executive shall continue to serve as CEO for a minimum of twenty-four (24) months following the Effective Date. Notwithstanding the foregoing, the parties acknowledge that the Executive has no intention of leaving the Corporation after such 24-month period and intends to continue serving as CEO to grow the Corporation’s business as well as through mergers and acquisitions.

3.	POSITION AND DUTIES

During the Term, the Executive shall serve as CEO and Principal Engineer of the Corporation or in such other position or positions with a level of duties and responsibilities consistent with the foregoing, as the Board of Directors of the Corporation (the “Board”) may reasonably specify from time to time. The Executive shall have the duties, responsibilities, and obligations customarily assigned to individuals serving in similar positions in a corporation of like size and nature.

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4.	COMPENSATION AND BENEFITS

(a)	As compensation for the performance by the Executive of his obligations hereunder, during the Term, the Corporation shall pay the Executive a biweekly salary of five thousand U.S. dollars (USD 5,000), amounting to an annual salary of one hundred thirty thousand U.S. dollars (USD 130,000) (the “Base Salary”).
(b)	The Executive’s compensation and benefits for the year 2026 shall be separately negotiated among the Executive, the Corporation, and Daringate Co., Ltd.

5.	TERMINATION

The Employment may be terminated as set forth in the terms of this Agreement and in accordance with the Corporation’s governing documents and applicable laws.

6.	ASSIGNMENT

The Agreement is personal in its nature and the Executive may not assign or transfer the Agreement or any rights or obligations hereunder to any third party without the Corporation’s consent.

7.	SEVERABILITY

If any provision of the Agreement or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of the Agreement which can be given effect without the invalid provisions or applications and to this end the provisions of the Agreement are declared to be severable.

8.	ENTIRE AGREEMENT

The Agreement (along with the applicable provisions of the Bylaws, which are incorporated by this reference) constitutes the entire agreement and understanding between the Executive and the Corporation regarding the terms of the Employment and supersedes all prior or contemporaneous oral or written agreements concerning such subject matter.

9.	GOVERNING LAW

The Agreement shall be governed by and construed in accordance with the law of the State of Texas, without regard to the conflicts of law principles.

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10.	AMENDMENT AND MODIFICATIONS

The Agreement may not be amended, modified or otherwise changed (in whole or in part), except by a writing executed by both parties hereto.

11.	WAIVER

Neither the failure nor any delay on the part of a party to exercise any right or remedy, under the Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude any other exercise of the same, nor shall any waiver of any right or remedy with respect to any occurrence be construed as a waiver of such right or remedy with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party granting such waiver.

12.	NOTICES

All notices, requests, demands and other communications required or permitted under the Agreement shall be in writing and shall be deemed to have been duly given and made if (i) delivered by hand, (ii) sent by a nationally recognized overnight courier; or (iii) sent by e-mail. Such notice is deemed to have been received on the date and at the time indicated on a commercially acceptable confirmation of receipt. For email notices, the recipient’s actual confirmation of receipt shall be considered a commercially acceptable confirmation of receipt.

13.	COUNTERPARTS

The Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Agreement has been executed as of the date first written above.

KOEI US, INC.		EXECUTIVE

By:	/s/ Robert Wagner	/s/ Robert Wagner
	Robert Wagner, Authorized Director	Robert Wagner

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